SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2006 (June 21, 2006)

NATCO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15603	22-2906892
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

2950 North Loop West, 7th Floor
Houston, Texas	77092
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 683-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Severance and Change in Control Matters

On and effective June 21, 2006, NATCO Group Inc. (the "Company") entered into Amendment No. 1 to Executive Employment Agreement with each of John U. Clarke, Chairman and Chief Executive Officer, and Knut Eriksen, Senior Vice President - Engineered Systems (collectively, the "Conforming Amendments"). The Conforming Amendments (1) modify certain payments required to be made in the event of the executive's involuntary termination (as defined) within 24 months after or six months prior to a change in control to 2.0 times salary and bonus for each executive, from 1.5 times and 1.0 times, respectively, for Mr. Clarke and Mr. Eriksen, and (2) increase the time period for continuation of certain health benefits to 24 months, from 18 and 12 months, respectively, after the termination date of the executive's employment. These changes conform the amounts of such payments to those of other senior executives in the event of a change in control. All other terms of the executive employment agreements of each such executive continue in effect following the date of the Conforming Amendments. Copies of the Conforming Amendments are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this report.

On and effective June 21, 2006, the Company also entered into an Amended and Restated Senior Management Change in Control and Severance Agreement with its Executive Vice President, Frank Smith, and its Senior Vice Presidents not otherwise having employment agreements (Robert A. Curcio, Richard W. FitzGerald, Katherine P. Ellis, Richard D. Peters, David R. Volz, Jr. and Joseph H. Wilson) (collectively, the "Restated Agreements"). The Restated Agreements modify certain Senior Management Change in Control Agreements, as amended, previously entered into with each of such officers. In addition, on June 21, 2006, the Company entered into a Senior Management Change in Control and Severance Agreement (collectively with the Restated Agreements, the "Agreements") with its Vice President - Human Resources & Administration. The material terms of the Agreements are summarized below. A form of such agreement is attached as Exhibits 10.3 and is incorporated by reference into this report.

The Agreements are for an initial term of three years, but renew for successive one-year periods unless terminated earlier as provided in the Agreement. If, during the 24-month period following a change in control, the executive's employment is terminated by us other than for cause, or by the executive for good reason (as defined in the Agreements), the Company is obligated to pay (1) the executive's salary and accrued vacation through the date of termination, (2) annual bonus earned through the date of termination, (3) an amount equal to the product of two times the executive's base salary at the time of termination or of notice of a change in control, whichever is greater, and (4) the executive's health, dental and life insurance benefits for a period of two years following the date of termination. These payments are in lieu of any other severance to which the executive may be entitled under other severance arrangements of the Company, and are in addition to any stock options, restricted stock or other long-term incentive compensation awards granted to the executive. Upon the occurrence of a change in control, these stock options shall vest immediately, restrictions on the restricted stock shall lapse automatically and performance or other requirements of any other such awards shall be deemed immediately met, and certain of the executive's options may have extended exercise periods.

The Agreements also provide for payment of severance to the executive in the event of termination without cause, for reasons other than a change in control. In such event, the executive is entitled to receive a lump sum in cash equal to his or her annual base salary at the time of termination plus the continuation of certain health, dental and life insurance benefits for a period of one year following the date of termination.

The terms of the Conforming Amendments and the form of the Agreements were reviewed and approved by the Board of Directors on the recommendation of its Governance, Nominating & Compensation Committee. In approving the terms, the Board and the Committee considered and reviewed, with the assistance of outside advisors, the need to retain key executives, the consistent treatment of severance and change in control payments among covered executives, comparability of the terms of the arrangements with market practice and cost implications of the severance and change in control arrangements, among other items.

Compensation Matters

On and effective June 22, 2006, the Governance, Nominating & Compensation Committee of the Board of Directors of the Company, approved stock option grants, restricted stock awards and performance unit awards to certain key employees under the Company's various stockholder approved incentive plans. These included the following grants and awards to certain executives designated as "named executive officers" in the Company's 2006 proxy statement:
Named Executive Officer	Number of Restricted Shares Granted	Number of Options Granted	Performance Units Awarded[1]
John U. Clarke	8,800	15,525	264,000
Patrick M. McCarthy	5,833	10,300	175,000
C. Frank Smith	2,125	3,750	64,000
Robert A. Curcio	2,700	4,763	81,000
Richard W. FitzGerald	4,333	7,644	130,000

1 Performance units will have a value at payout of $1.00 per unit earned at the end of the performance cycle (July 1, 2009). The number of units awarded will be adjusted at the end of the performance cycle depending on Company's total return to shareholders compared with total return to shareholders of each of the companies comprising the Philadelphia OSX Index at the end of the period, provided that the Company's total return to shareholders over the cycle (a) is not negative, (b) equals or exceeds the 40th percentile of the companies within the comparison group and (c) equals or exceeds the three-year US treasury bill rate at July 1, 2006. Performance units actually earned at the end of the cycle can range from 50% to 200% of the initial award.

The incentive plans permit the Company to grant options to participants pursuant to stock option agreements and permit the Company to award restricted stock and performance units payable in stock or cash to participants pursuant to the terms and conditions of such plans. A form of each agreement for the awards of options and restricted stock to the executives named above, containing the terms and provisions applicable to such awards, is attached as Exhibits 10.4 and 10.5, respectively, and is incorporated by reference into this report. The material terms of the performance unit awards are as specified above.

On June 22, 2006, the Board of Directors, on the recommendation of an approval by the Governance, Nominating & Compensation Committee of the Board, approved salary increases for certain executive officers. These included the following increases to certain executives designated as "named executive officers" in the Company's 2006 proxy statement, effective as of July 1, 2006:

Named Executive Officer	Annual Base Salary effective July 1, 2006
John U. Clarke	$450,000
Patrick M. McCarthy	$350,000
Richard W. FitzGerald	$260,000

Amendment and Restatement of President's Employment Agreement

On June 26, 2006, the Company and Patrick M. McCarthy entered into an amended and restated Employment Agreement (the "Employment Agreement"), to be effective July 1, 2006. Under the terms of the Employment Agreement, which was reviewed and approved by the Company's Board of Directors, Mr. McCarthy was named as the Company's Chief Operating Officer and will continue to serve as President until July 1, 2009. A copy of the Employment Agreement is attached to this report as Exhibit 10.7 and is incorporated into this report by reference. A brief description of the material terms of the Employment Agreement follows.

Pursuant to the Employment Agreement, Mr. McCarthy will receive a base salary of $350,000 per year and is eligible to receive an annual bonus with a target award of 60% of his base salary, based on our financial performance and other criteria to be determined annually by our Board. The Employment Agreement automatically extends for one additional year on the anniversary of its commencement date and on each subsequent anniversary date thereafter unless the Company notifies Mr. McCarthy 90 days prior to any such anniversary date that it does not wish to extend the Employment Agreement. He also is entitled to use of a Company-provided car, to participate in the Company's fringe benefit and insurance plans and to reimbursement of certain business-related expenses.

If, prior to a Change in Control, the Company terminates Mr. McCarthy's employment for any reason other than Cause, or Mr. McCarthy terminates his employment for Good Reason (each as defined in the Employment Agreement), Mr. McCarthy will be entitled to severance pay in accordance with any severance plan or policy that we may then have in effect and any bonus compensation earned under the bonus plan that has previously been deferred under the bonus plan. In addition to the foregoing, if, prior to a Change in Control, the Company terminates Mr. McCarthy's employment for any reason other than Cause, Mr. McCarthy will also be entitled to (1) salary and accrued vacation through the date of termination, (2) an amount equal to $388,470 (which represents prior amounts payable to Mr. McCarthy in connection with his agreement to remain as President of the Company) plus an amount equal to Mr. McCarthy's target bonus, payable in a lump sum, (3) the full amount of any bonus to which Mr. McCarthy was entitled to for the fiscal year prior to the fiscal year in which the termination occurs, to the extent such bonus has not already been paid, (4) an amount equal to Mr. McCarthy's pro rata bonus with respect to the fiscal year that includes the date of termination, calculated at no less than the target rate, and (5) reimbursement of COBRA payments for up to 18 months following termination.

If, during the 36-month period following a Change in Control, Mr. McCarthy terminates his employment agreement for Good Reason or the Company terminates Mr. McCarthy, other than for Cause, Mr. McCarthy will be entitled to (1) salary and accrued vacation through the date of termination, (2) the full amount of any bonus to which Mr. McCarthy was entitled to for the fiscal year prior to the fiscal year in which the termination occurs, to the extent such bonus has not already been paid, (3) an amount equal to Mr. McCarthy's pro rata bonus with respect to the fiscal year that includes the date of termination, (4) two times his base salary and three times his target bonus, each in effect at the time of notice of termination or of a change in control, whichever is greater; and (5) continuation of health, dental and life insurance benefit for a period of three years following the date of termination. These payments are in lieu of any other severance to which the executive may be entitled under other severance arrangements of the Company, and are in addition to any stock options, restricted stock or other long-term incentive compensation awards granted to the executive. Upon the occurrence of a Change in Control, Mr. McCarthy's stock options shall vest immediately (and certain of such stock options may have extended exercise periods), restrictions on his restricted stock shall lapse automatically, and performance, vesting or other requirements of any other such awards shall be deemed immediately met at target levels or automatically accelerated, as applicable. Mr. McCarthy also will be entitled to receive a payment equal to one year of his base salary in exchange for an agreement not to compete with the Company.

A "Change of Control" shall occur if: (1) the Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity); (2) the Company sells, leases or exchanges, or agrees to sell, lease or exchange, all or substantially all of its assets to any other person or entity; (3) the Company is dissolved and liquidated; (4) any person or entity, including a "group" as contemplated by Paragraph 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or (5) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

Mr. McCarthy has agreed not to compete with the Company for a period of one year following his termination of employment.

Mr. McCarthy will continue as a director of the Company for the remainder of his current term, which is scheduled to expire at the annual meeting of stockholders to be held in 2008.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company had previously reported the departure of its President, Patrick M. McCarthy, in conjunction with its prior announcement of the second amendment to his employment agreement. Mr. McCarthy and the Company have entered into the Employment Agreement, discussed in Item 1.01 above, pursuant to which he will remain as President of the Company and will further serve as the Company's Chief Operating Officer, effective as of June 30, 2006.

Information regarding Mr. McCarthy, including age, family relationships, business experience and transactions with management and others, if any, required to be disclosed with respect to newly appointed officers under this Item 5.02 is reported in the Company's proxy statement for the annual meeting held May 10, 2006, and such disclosures regarding Mr. McCarthy are incorporated into this item by reference. A brief description of the material terms of Mr. McCarthy's Employment Agreement with the Company is included in Item 1.01 above, and is incorporated into this item by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on June 26, 2006 with respect to Mr. McCarthy's agreement to remain with the Company as President and Chief Operating Officer. A copy of this press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits.
Exhibit No.	Description
10.1	Amendment No. 1 to Executive Employment Agreement between the Company and John U. Clarke
10.2	Amendment No. 1 to Executive Employment Agreement between the Company and Knut Eriksen
10.3	Form of [Amended and Restated] Senior Management Change in Control and Severance Agreement between the Company and each of the identified executives
10.4	Form of Nonstatutory Stock Option Agreement
10.5	Form of Restricted Stock Agreement
10.6	Employment Agreement between the Company and Patrick M. McCarthy
99.1	Press release dated June 26, 2006 regarding the Company's President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2006

NATCO Group Inc.

By: /s/ Richard W. FitzGerald________

Richard W. FitzGerald

Senior Vice President & Chief

Financial Officer